Exhibit 10-H
WEIS MARKETS, INC.

DEFERRED COMPENSATION AGREEMENT

THIS DEFERRED COMPENSATION AGREEMENT made this 1st day of January, 1983, by and between Weis Markets, Inc. (“Employer”) and Robert F. Weis (“Employee”),

WITNESSETH:
WHEREAS, Employer and Employee previously entered into a Deferred Compensation Agreement (“Prior Agreement”) dated the 1st day of December, 1975; and
WHEREAS, Employer and Employee now desire to terminate and revoke Prior Agreement, and
WHEREAS, Employer desires to assure itself of the continued service of Employee, and to further compensate Employee for services which Employee has and shall have rendered to Employer,
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration, it is hereby agreed:
FIRST: RETIREMENT BENEFIT. (a) Employee’s Normal Retirement Date shall be the January 1st following his 65th birthday. If Employee retires on or after his 65th birthday and on or before his Normal Retirement Date, and has been employed by Employer for at least three (3) full years, he shall receive from Employer a benefit determined by the following formula and paid according to the terms of subparagraph (b) of this paragraph FIRST:
The annual pension benefit shall be an amount of $87,500 (50% of the 1976 annual compensation paid to the Employee from Employer), reduced by each of the following; (1) The amount of the annual primary Social Security benefit for which Employee is eligible as of January 1st of the initial year in which he is to receive a payment hereunder and which is payable during such year; (2) Any benefit under any Employer pension or profit sharing plan (but not under a TRASOP) for which Employee is or was eligible as of January 1st of the year in which he is to receive a payment hereunder and which is payable during such year. If Employee did not elect to receive his benefit under either the pension or profit sharing plan on a life annuity basis, then any benefit amount considered under this paragraph (2) shall be equal to the benefit he would have been eligible for on such January 1st, had he elected a life annuity option under the respective plan or plans, based on actuarial factors and tables used for actuarial valuation purposes in conjunction with the Weis Markets Pension Plan.
(b) Benefits shall be payable to Employee within sixty (60) days of his Normal Retirement Date, and thereafter on each January 1st during the Employee’s lifetime.
SECOND: EARLY RETIREMENT BENEFIT. (a) If Employee retires for any reason between his 62nd birthday –- the earliest possible retirement age –- and his 65th birthday, he shall receive a benefit computed on the basis of the formula in subparagraph (a) of paragraph FIRST, but reduced by: (1) Five-ninths of one percent (5/9ths of 1%) for each month of early retirement, and (2) a fraction, the numerator of which shall be the number of years and months of service with Employer that Employee had at the time of his retirement and the denominator of which shall be the number of years and months of service he would have had at age sixty-five (65). For purposes of this paragraph, the Social Security Benefit defined in item (1) of paragraph FIRST shall be determined as if Employee continued working and initially commenced receiving such Social Security Benefit at age 65.
(b) The amount of the benefit to Employee under subparagraph (a) of this paragraph SECOND shall be paid on January 1st of the year following the year of Employee’s retirement on each January 1st during the Employee’s lifetime.
THIRD: POSTPONED RETIREMENT. (a) The amount of Employee’s annual pension benefit shall be determined as of his Normal Retirement Date. If Employee continues in employment after his Normal Retirement Date, such amount shall be increased by 20% for each year that his retirement is postponed. If Employee retires as of a date during a year which is other that January 1st, his benefit shall be increased for such year by a proportional share (determined arithmetically) of the 20% based on the number of the completed months elapsed from the January 1st preceding the date of his retirement. For example, if Employee retires as of July 1st in a year, his benefit as of the previous January 1st shall be increased by 10% (20% x 6/12ths). At the time Employee reaches his Normal Retirement Date, the amount of his benefit shall be determined in accordance with paragraph FIRST, and such amount, and the increased amounts payable on each succeeding January 1st, shall be illustrated in Appendix A, which shall become a part of this agreement.

(b) For the first year of his retirement Employee shall receive a pension equal to the benefit described in paragraph (a) multiplied by a fraction, the numerator of which is the number of months (including partial months) from the date of his retirement to the December 31st of such year, and the denominator of which is “12”. For each subsequent year of his retirement, Employee shall receive the benefit described in (a).
(c) The pension benefits for the first year of retirement shall be payable to Employee within sixty (60) days from the date of retirement and thereafter on each January 1st during the Employee’s lifetime.
FOURTH: DEATH BENEFIT. (a) If Employee dies while actively employed prior to his Normal Retirement Date, his surviving spouse, if any, shall receive a benefit equal to fifty (50%) percent of the benefit Employee would have received under paragraph FIRST if he had continued to work and had retired at age sixty-five (65). Such benefit shall be paid to the spouse on January 1st of the year following the year of Employee’s death and on January 1st of the next succeeding nine (9) years.
(b) If Employee dies subsequent to his retirement under paragraph SECOND, his surviving spouse, if any, shall receive a benefit equal to fifty (50%) percent of the amount Employee was receiving or eligible to receive under paragraph SECOND. Such benefit shall be paid on January 1st of each year in which Employee would have received a benefit under the appropriate aforementioned paragraph if he had continued to live. Following the death of spouse, no further payments shall be made.
(c) If Employee dies while actively employed after his Normal Retirement Date, his Named Beneficiary shall receive an annual benefit in the same amount as the Employee would have received under paragraph THIRD had he retired immediately prior to his death. Such benefit shall be paid to the Named Beneficiary over the period of Employer’s life expectancy determined based on 1971 Group Annuity Table and the Employee’s age nearest birthday on the date of his death. Any fractional years of life expectancy shall result in a proportional annual benefit for the year. Examples of life expectancy at various ages are set forth in Appendix B.
(d) If Employee dies subsequent to his retirement on or after his Normal Retirement Date, his Named Beneficiary shall continue to receive annual benefit payments in the same amount as Employee was receiving until the end of Employee’s life expectancy period as described in paragraph (a) measured from the date of Employee’s retirement. If the Named Beneficiary is Employee’s spouse, then such spouse shall continue to receive annual benefit payments for the remainder of her life in an amount equal to 50% of the benefit received prior to the end of the life expectancy period. Following the end of the life expectancy period, no continuing benefits shall be paid to a Named Beneficiary who is not Employee’s spouse.
(e) For purposes of paragraphs (c) and (d) above, the Named Beneficiary shall be the Employee’s spouse, unless the Employee notifies Employer in writing that another person shall be the Named Beneficiary. If Employee has no surviving spouse at the time of his death, and has not named another Named Beneficiary, then any benefits due his Named Beneficiary shall be paid to his estate.
FIFTH: WITHHOLDING. Employer may withhold any taxes from payments to Employee or to the Named Beneficiary as Employer deems appropriate in accordance with applicable regulations.
SIXTH: ANNUITIES. Annuity contracts issued by Aetna Life & Casualty and maintained under any prior agreement shall not be a part of this Agreement, nor shall benefits provided under any such contracts be applied toward benefits provided under this Agreement. Benefits under such contracts shall be paid to Employee upon retirement, or paid to Employee’s beneficiary (as separately designated by Employee) upon the death of Employee, in accordance with the terms of such contracts, subject to any elections regarding the methods of receiving benefit payments as may be permitted by such contracts.
SEVENTH: ADMINISTRATION. This Agreement shall be administered on behalf of Employer by its Board of Directors. The Board of Directors may delegate its duties to any committee designated by it for such purpose. The Board or any such committee shall have the authority to interpret, and to determine questions of fact arising under this Agreement. The determination of the Board of Directors or any committee administering this Agreement shall be conclusive and binding upon all persons, including the Employee, his Named Beneficiary, and their heirs, successors and assigns.
EIGHT: TERMINATION. Nothing in this Agreement shall confer upon Employee the right to continue in the employ of Employer.

NINTH: ASSIGNMENT. Neither Employee nor his Named Beneficiary may assign, pledge or otherwise encumber any interest in this Agreement without the written consent of Employer. In the event of any sale or the disposition of all or substantial part of the assets of the Employer, adequate provision, by a written assumption agreement or otherwise, shall be made to secure for Employer all of the benefits of this Agreement to the same extent to which Employee would have been entitled to such benefits had any such disposition not taken place.
TENTH: WHOLE AGREEMENT AMENDMENT. This Agreement constitutes the whole Deferred Compensation Agreement between Employer and Employee and may not be modified, amended, or terminated except by a written instrument signed by Employer and Employee. Employer and Employee may amend this Agreement by a document in writing, without the consent of Employee’s Named Beneficiary, notwithstanding that any such amendment may have the effect of diminishing or eliminating benefits payable to such Named Beneficiary under the several provisions of this Agreement.
ELEVENTH: MISCELLANEOUS. (a) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of Employer and the heirs, administrators, executors, and personal representatives of Employee.
(b) Failure by the Employer to insist upon strict compliance with any of the terms, conditions or covenants hereof shall not be deemed a waiver or relinquishment of any right hereunder, and shall not impede in any way the right of Employer to enforce any of the provisions hereof.
(c) If any provision of this Agreement is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and enforced as if such provision had not been included herein.
(d) The captions contained herein are inserted only as a matter of convenience and for reference and in no way define or limit, enlarge or describe the scope of this agreement nor in any way shall affect the Agreement or the construction of any provision thereof.
(e) This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania (without regard to the principles of conflict of laws).

AMENDMENT NO. 1
TO
DEFERRED COMPENSATION AGREEMENT

WHEREAS, WEIS MARKETS, INC. (Employer) and Robert Weis (Employee) previously entered into a Deferred Compensation Agreement effective January 1, 1983; and

WHEREAS, both parties wish to amend such Agreement; and

NOW, THEREFORE, the following provisions are amended:

FIRST CHANGE

Paragraph FIRST shall be deleted and the following shall be substituted in its place:

FIRST: RETIREMENT BENEFIT. (a) Employee’s Normal Retirement Date shall be the first day of the month following his 65th birthday. If Employee retires on his Normal Retirement Date, he shall receive from Employer a benefit determined by the following formula and paid according to the terms of subparagraph (b) of this paragraph FIRST:

The annual pension benefit shall be an amount of $68,842 (50% of the 1977 annual compensation paid to the Employee from Employer), reduced by each of the following; (1) The amount of the annual primary Social Security benefit for which Employee is eligible as of his Normal Retirement Date; (2) Any benefit under any Employer pension or profit sharing plan (but not under a TRASOP or PAYSOP) for which Employee is or was eligible as of his Normal Retirement Date. If Employee did not elect to receive his benefit under either the pension or profit sharing plan on a life annuity basis, then any benefit amount considered under this paragraph (2) shall be equal to the benefit he would have been eligible for had he elected a life annuity option under the respective plan or plans, based on actuarial factors and tables used for actuarial valuation purposes in conjunction with the Weis Markets Pension Plan.

(b) Benefits shall be payable to Employee within sixty (60) days of his Normal Retirement Date, and thereafter on each January 1st during the Employee’s lifetime.

SECOND CHANGE

Paragraph THIRD, subparagraph (a) shall be amended by adding the following sentence after the second sentence of such subparagraph:

“For the calendar year which contains the Employee’s Normal Retirement Date, his benefit payable as of his Normal Retirement Date shall be increased by 1 2/3% for each full month from his Normal Retirement Date to the following January 1st.”

AMENDMENT NO. 2
TO
DEFERRED COMPENSATION AGREEMENT

WHEREAS, Weis Markets Inc. (Employer) and Robert F. Weis (Employee) previously entered into a Deferred Compensation Agreement effective January 1, 1983; and

WHEREAS, such agreement was amended by Amendment No. 1; and

WHEREAS, both parties wish to amend such Agreement effective on the date executed; and

WHEREAS, Robert F. Weis has remained an active employee of the Corporation beyond his normal retirement age of 65; and

NOW, THEREFORE, the following provisions are amended:

FIRST CHANGE

Paragraph FIRST, SECOND and THIRD shall be deleted and the following shall be substituted in their place:

FIRST: POSTPONED RETIREMENT. (a) The amount of Employee’s annual pension benefit as of the date on which he retires as an active employee shall be determined in accordance with the attached Appendix A under the columns headed “Retirement Benefit.” If employee retires as of a date during the year which is other than January 1, his annual benefit shall be increased by interpolation (determined arithmetically) based upon the number of completed months elapsed from the January 1 preceding the date of his retirement to his date of retirement.

SECOND: FIRST YEAR BENEFIT. For the first year of his retirement, Employee’s shall receive a pension equal to the benefit described in FIRST multiplied by a fraction the numerator of which is the number of months (including partial months) from the date of his retirement to the December 31 of such year and the denominator of which is 12.

THIRD: SUBSEQUENT YEAR BENEFIT. For each subsequent year of his retirement, Employee shall receive the benefit described in FIRST, payable on January 1 of each subsequent calendar year on which day he is alive.

SECOND CHANGE

Paragraph FOUR shall be deleted and the following shall be substituted in its place.

FOURTH: DEATH BENEFIT. (a) If Employee dies subsequent to his retirement under paragraph FIRST, his Named Beneficiary shall continue to receive annual benefits in the same amount as Employee was receiving until the end of the remainder, if any, of the Employee’s life expectancy period, as shown in Appendix B as measured from the date of Employee’s retirement. The payment for a partial year of such remaining life expectancy shall be pro rated. Payments shall be payable on January 1 of each year. If the Named Beneficiary is Employee’s spouse, then such spouse shall continue to receive annual benefit payments for the remainder of her life in an amount equal to 50% of the benefit received during Employee’s life expectancy period. Following the end of the life expectancy period, no continuing benefit shall be paid to a Named Beneficiary who is not Employee’s spouse. Following the death of the Employee’s spouse, no continuing benefits shall be paid, except to the extent of the remainder, if any, of the original life expectancy.

(b) If Employee dies prior to his retirement, the amount of the death benefit shall be based on the two columns of Appendix A headed “Death Benefit.” If death shall not occur on January 1 of a year, then there shall be a determination of an interpolated benefit (determined arithmetically) based upon the number of completed months elapsed January 1 preceding the date of death to the date of death. A partial payment shall be made for the first year by multiplying the benefit by a fraction, the numerator of which is the number of months including partial months from the date of his death to the December 31 of such year and the denominator of which is 12. The period of time during which benefits shall be paid to the Named Beneficiary is equal to the life expectancy period determined in Appendix B with reference to the date of death. The payment for a partial year of such remaining life expectancy shall be pro rated. Payments shall be payable on January 1 of each year. If the Named Beneficiary is Employee’s spouse, then such spouse shall continue to receive annual benefit payments for the remainder of her life in an amount equal to 50% of the benefit received during the Employee’s life expectancy period. Following the end of the life expectancy period, no continuing benefit shall be paid to a Named Beneficiary who is not Employee’s spouse. Following the death of the Employee’s spouse, no continuing benefits shall be paid, except to the extent of the remainder, if any, of the original life expectancy.

Robert Weis Appendix A

Retirement Benefit		Death Benefit
Date of	Annual	Date of	Annual
Retirement	Benefit	Death	Benefit

Jan 1, 1992	72,366	Jan 1, 1992	209,646
Jan 1, 1993	129,719	Jan 1, 1993	230,611
Jan 1, 1994	199,767	Jan 1, 1994	253,672
Jan 1, 1995	279,039	Jan 1, 1995	279,039
Jan 1, 1996	306,943	Jan 1, 1996	306,943
Jan 1, 1997	337,638	Jan 1, 1997	337,638
Jan 1, 1998	371,401	Jan 1, 1998	371,401
Jan 1, 1999	408,542	Jan 1, 1999	408,542
Jan 1, 2000	449,396	Jan 1, 2000	449,396
Jan 1, 2001	494,335	Jan 1, 2001	494,335
Jan 1, 2002	543,769	Jan 1, 2002	543,769
Jan 1, 2003	598,146	Jan 1, 2003	598,146
Jan 1, 2004	657,960	Jan 1, 2004	657,960
Jan 1, 2005	723,756	Jan 1, 2005	723,756
Jan 1, 2006	796,132	Jan 1, 2006	796,132
Jan 1, 2007	875,745	Jan 1, 2007	875,745
Jan 1, 2008	963,320	Jan 1, 2008	963,320
Jan 1, 2009	1,059,651	Jan 1, 2009	1,059,651
Jan 1, 2010	1,165,617	Jan 1, 2010	1,165,617
Jan 1, 2011	1,282,178	Jan 1, 2011	1,282,178
Jan 1, 2012	1,410,396	Jan 1, 2012	1,410,396
Jan 1, 2013	1,551,436	Jan 1, 2013	1,551,436

Robert Weis Appendix B

Date of Death or Retirement
		Life Expectancy
From	To	In Years

Dec 10, 1991	Dec 9, 1992	10.3
Dec 10, 1992	Dec 9, 1993	9.7
Dec 10, 1993	Dec 9, 1994	9.2
Dec 10, 1994	Dec 9, 1995	8.8
Dec 10, 1995	Dec 9, 1996	8.3
Dec 10, 1996	Dec 9, 1997	7.8
Dec 10, 1997	Dec 9, 1998	7.4
Dec 10, 1998	Dec 9, 1999	7.0
Dec 10, 1999	Dec 9, 2000	6.7
Dec 10, 2000	Dec 9, 2001	6.4
Dec 10, 2001	Dec 9, 2002	6.1
Dec 10, 2002	Dec 9, 2003	5.9
Dec 10, 2003	Dec 9, 2004	5.7
Dec 10, 2004	Dec 9, 2005	5.5
Dec 10, 2005	Dec 9, 2006	5.2
Dec 10, 2006	Dec 9, 2007	4.9
Dec 10, 2007	Dec 9, 2008	4.6
Dec 10, 2008	Dec 9, 2009	4.4
Dec 10, 2009	Dec 9, 2010	4.1
Dec 10, 2010	Dec 9, 2011	3.9
Dec 10, 2011	Dec 9, 2012	3.6
Dec 10, 2012	Dec 9, 2013	3.4